EXHIBIT 99.2

MOBILE REACH
INTERNATIONAL

Mobile Reach International, Inc. to Acquire SunTrips

Chatham, NJ, and Cary, NC, January 31, 2006. Mobile Reach International [OTCBB:
MOBR] announced today that it has signed a Letter of Intent to acquire Crystal Hospitality Holdings, Inc.. Crystal Hospitality Holdings recently entered into a definitive agreement to purchase the business and brand known as SunTrips, the leading tour operator on the west coast. The transaction is expected to close within the next 30 days.

The SunTrips business has been operating since 1977 and the most recent 12 months trailing revenues were just under $80MM (unaudited). The SunTrips brand has a 29-year heritage of delivering high-value vacation packages, including air, hotel, rental car and amenities. "We intend to use this as a base to grow by expanding our product line-up, including new destinations, new gateways, a business meetings and incentives division, and service offerings for the industry and our loyal customers," said Fabrizzio P. Busso-Campana, the new SunTrips CEO.

"The SunTrips model is all about combining the speed and value of e-commerce with the human touch of our travel agent community, a service approach our customers demand," continued Busso-Campana. To execute a plan of growth Busso-Campana has assembled an executive team which has decades of experience building major North American travel and leisure businesses. "We look forward to them applying their craft to the benefit of our customers, trading partners and shareowners alike."

There are numerous closing conditions in the purchase agreement to be met, and there can be no assurances that any or all of these conditions will be met.

About SunTrips

SunTrips is one of the largest tour operators in the United States and has been in business for 29 years. The company served over 151,000 vacationers last year alone, from Oakland/San Francisco to Hawaii, Los Cabos, Puerto Vallarta, Cancun, Cozumel and the Mayan Riviera, Costa Rica and the Azores. It specializes in all-inclusive, value-priced vacation packages.

About Mobile Reach International, Inc.

Mobile Reach International, Inc. currently has one operating subsidiary, Mobile Reach Technologies, which is the recognized leader in providing IT Asset Management solutions on barcode scanners to enterprises and government entities. Software and related services are provided by Mobile Reach Technologies for Blackberry enabled devices, personal digital assistants, tablet and laptop computers and other mobile devices.


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This press release contains forward-looking statements, which are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "intends," "believes" and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and national market acceptance of SunTrips , the ability to secure additional sources of finance, the ability to reduce operating expenses and losses of SunTrips, the inability to attract and retain the required personnel and other factors described in the companies' respective filings with the Securities and Exchange Commission. The actual results that the companies achieve may differ materially from any forward-looking statement due to such risks and uncertainties. The companies undertake no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
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Peter Dugan                                  Brian Balbirnie
Crystal Hospitality Holdings                 Mobile Reach International, Inc.
Inc.                                         P:  919-336-2500-x3
P: 973-610-3403                              E:  BBALBIRNIE@MOBILEREACH.COM
E: PDUGAN@CRYSTALFIN.COM                         --------------------------
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Jim Learish
Stock Broadcasting, Inc.
P:  919-827-4261
E:  MOBR@STOCKBROADCASTING.COM
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